                                                                   EXHIBIT 99(a)






                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM 11-K
                                 ANNUAL REPORT
                       PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934







      [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
      For the fiscal year ended December 31, 1993.
                                      or
      [_] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
      For the transition period from              to
                                     ------------    ------------

      Commission file number 1-4278



A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


              CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                           CAPITAL CITIES/ABC, INC.
                               77 West 66 Street
                           New York, New York 10023

                              S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



                        Capital Cities/ABC, Inc. Savings & Investment Plan



Date: March 14, 1994             ____________________________________
                                      David J. Vondrak, a member
                                  of the Employee Benefits Committee

              CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                               DECEMBER 31, 1993

         (WITH REPORT OF ERNST & YOUNG, INDEPENDENT AUDITORS THEREON)

              CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN



                         Index to Financial Statements



Report of Ernst & Young, Independent Auditors

Statements of Financial Condition as of
 December 31, 1993 and 1992

Statements of Income and Changes in Plan Equity for the years ended December 31, 1993, 1992 and 1991

Notes to Financial Statements



Supplemental Schedules:                                          Schedule
- -----------------------                                          --------

 Investments at December 31, 1993 ..................................1

 Combining Statements of Financial Condition as of
 December 31, 1993 and 1992 ........................................2

 Combining Statements of Income and Changes in Plan Equity
 for the years ended December 31, 1993, 1992 and
 1991 ..............................................................3

 Single Transactions in Excess of 5% of the Current
 Value of Plan Assets ..............................................4


Exhibit:
- --------

 Consent of Ernst & Young

                 REPORT OF ERNST & YOUNG INDEPENDENT AUDITORS



The Board of Directors
Capital Cities/ABC, Inc.



We have audited the accompanying statements of financial condition of the Capital Cities/ABC, Inc. Savings & Investment Plan (the Plan) as of December 31, 1993 and 1992, and the related statements of income and changes in plan equity for each of the three years in the period ended December 31, 1993. Our audits also included the financial statement schedules listed in the accompanying index to financial statements. These financial statements and schedules are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan at December 31, 1993 and 1992, and the results of its operations and changes in its plan equity for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



                                             ERNST & YOUNG


New York, New York
March 14, 1994

              CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                       STATEMENTS OF FINANCIAL CONDITION

                          DECEMBER 31, 1993 AND 1992


ASSETS                                                1993          1992
- ------                                            ------------  ------------

Investments, at market (notes 1 and 3):

  Equity Securities:
  Capital Cities/ABC, Inc. common stock
    (cost of $128,861,397 and $126,479,181
    in 1993 and 1992, respectively)               $279,231,572  $231,617,271
  Other (cost of $37,050,924 and
    $31,250,396 in 1993 and 1992,
    respectively)                                   42,377,131    36,522,393
                                                  ------------  ------------
    Total equity securities                        321,608,703   268,139,664
                                                  ------------  ------------

  Other investments:
  Bankers Trust Pyramid Directed Account
    Cash Fund                                        3,797,926     2,269,018
  Funds on deposit with insurance companies        113,629,385    97,525,355
                                                  ------------  ------------

        Total other investments                    117,427,311    99,794,373
                                                  ------------  ------------

        Total investments                          439,036,014   367,934,037
                                                  ------------  ------------

Participant loans (note 2)                           9,093,543     8,354,906
Receivables from sales of investments                        -       152,162
Interest and dividends receivable                      305,971       739,207
Due from Capital Cities/ABC, Inc.                    2,260,057     2,794,763
                                                  ------------  ------------

        Total assets                              $450,695,585  $379,975,075
                                                  ============  ============

LIABILITIES AND PLAN EQUITY

Due to terminated and withdrawing participants    $  4,983,927  $  5,652,052
Payables for purchases of investments                  458,865             -
Plan equity                                        445,252,793   374,323,023
                                                  ------------  ------------

        Total liabilities and plan equity         $450,695,585  $379,975,075
                                                  ============  ============


See accompanying notes to financial statements.

              CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                           STATEMENTS OF INCOME AND
                            CHANGES IN PLAN EQUITY

                 YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                 1993          1992          1991
                                             ------------  ------------  -------------
Investment income:
  Dividends                                  $    878,479  $    841,884  $    774,819
  Interest                                      7,804,018     7,366,769     7,530,128
                                             ------------  ------------  ------------
     Total investment income                    8,682,497     8,208,653     8,304,947
                                             ------------  ------------  ------------

Appreciation of Capital Cities/ABC, Inc.
  common stock distributed to terminated
  and withdrawing participants (note l)         5,331,485     1,858,251     2,471,355
Net gain on sales of investments                9,486,275     l,470,457     2,377,834
Net increase (decrease) in unrealized
  appreciation of plan assets held at
  year end (note l)                            45,286,295    33,943,579   (10,946,233)
                                             ------------  ------------  ------------
                                               68,786,552    45,480,940     2,207,903
                                             ------------  ------------  ------------

Contributions:
  Participants (note 2)                        25,143,822    27,327,695    27,781,216
  Employer (notes l and 2)                     11,198,503    13,220,562     9,674,343
                                             ------------  ------------  ------------
    Total contributions                        36,342,325    40,548 257    37,455,559
                                             ------------  ------------  ------------

Interest on participant loans (note 2)            565,127       550,590       482,260
Cash transferred from other plan (note 2)               -     3,877,175             -
                                             ------------  ------------  ------------

    Total                                     105,694,004    90,456,962    40,145,722
                                             ------------  ------------  ------------

Distributions to terminated and
  withdrawing participants (note l):
    Capital Cities/ABC, Inc. common
      stock, at market value                   11,176,531     3,220,570     6,160,715
    Cash                                       23,355,061    22,905,738    19,039,010
                                             ------------  ------------  ------------

        Total distributions                    34,531,592    26,126,308    25,199,725
                                             ------------  ------------  ------------

Administrative expenses (note 4)                  232,642       176,607       139,379
                                             ------------  ------------  ------------

        Change in plan equity                  70,929,770    64,154,047    14,806,618
                                             ------------  ------------  ------------

Plan equity:
  Beginning of year                           374,323,023   310,168,976   295,362,358
                                             ------------  ------------  ------------

  End of year                                $445,252,793  $374,323,023  $310,168,976
                                             ============  ============  ============




See accompanying notes to financial statements.

              CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1993, 1992 AND 1991


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

(a) The accompanying financial statements present plan equity and changes therein of the Capital Cities/ABC, Inc. Savings & Investment Plan (the
     Plan) on an accrual basis. The Plan consists of three funds:

                         Fund A - Capital Cities/ABC, Inc.
                                   Common Stock Fund
                         Fund B - Diversified Equity Fund
                         Fund C - Fixed Interest Fund

(b) The investment in common stock of Capital Cities/ABC, Inc. (Capital Cities/ABC) is stated at market value which is based on the year-end stock quotation from the New York Stock Exchange.

Investments of the Diversified Equity Fund consist of equity securities and convertible debentures of companies other than Capital Cities/ABC. The market value of the equity investments is also based on year-end stock quotations from the New York Stock Exchange.

Investments of the Fixed Interest Fund consist of funds on deposit with insurance companies under contracts which provide a guaranteed annual rate of interest. The Fixed Interest Fund is valued at the contracts' carrying amounts.

Cash may be temporarily invested in obligations of the U.S. Government or other short-term investments.

Realized gains and losses on sales of securities are accounted for on a weighted average cost basis. Purchases and sales are recorded on a trade date basis. Dividend income is accrued on the ex-dividend date. Interest income is recorded on an accrual basis as earned.

Unrealized appreciation at the beginning and end of each year and the net increase (decrease) for each year included in the accompanying statements of income and changes in plan equity are as follows:


                                       1993          1992          1991
                                   ------------  ------------  -------------

   Balance at beginning of year    $110,410,087  $ 76,466,508  $ 87,412,741
   Balance at end of year           155,696,382   110,410,087    76,466,508
                                   ------------  ------------  ------------

   Net increase/(decrease)         $ 45,286,295  $ 33,943,579  $(10,946,233)
                                   ============  ============  ============

              CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1993, 1992 AND 1991

(1)  Summary of Significant Accounting Policies (Continued)
     ------------------------------------------

     (c) Distributions to terminated and withdrawing participants are based upon the market value of units and/or shares credited to participants' accounts as of the effective date of termination or withdrawal. The difference between the market value on the effective date of distribution and the cost of shares distributed is shown separately in the accompanying combined statements of income and changes in plan equity.

     (d) Employer contributions are reported net of forfeitures of $254,154, $174,247 and $137,869 for 1993, 1992 and 1991, respectively.

(2)  Description of Plan
     -------------------

     The Plan is an employee savings and investment plan for participating employees of American Broadcasting Companies, Inc. (ABC) (an indirect wholly owned subsidiary of Capital Cities/ABC) and those other subsidiaries and divisions of Capital Cities/ABC which were previously a part of, or affiliates of ABC. Individuals who became employees of the corporate and other broadcasting properties of Capital Cities/ABC subsequent to 1988 are eligible to participate in the Plan. In addition, approximately 5,000 employees of certain properties within Capital Cities/ABC's Publishing Group are eligible to participate in the Plan. The cash transfer of $3,877,175 in 1992 represents the merger of the International Medical News Group Profit Sharing Plan into the Plan.

     Under the Plan, eligible employees may authorize payroll deductions of either 2, 3, 4 or 5% of their annual compensation to be invested in one or more of three funds. Such contributions may be in the form of regular after-tax contributions (taxable), or tax deferred contributions. Capital Cities/ABC will contribute an amount equal to 50% of such deductions, to be invested in the Capital Cities/ ABC, Inc. Common Stock Fund (Fund A). Participants can also contribute an additional unmatched 2, 3, 4 or 5% of annual compensation, which may be designated as either taxable or tax deferred contributions for any year. Combined employee and employer-matched contributions are limited to $30,000 for all defined contribution plans. In 1993 and 1992, the IRS-imposed limitation on tax deferred contributions made by employees was $8,994 and $8,728, respectively. Participants are immediately vested with respect to their own contributions. Participants with less than 5 years of service vest with respect to employer contributions over a three-year period, one-third each year. Upon completion of 5 years of service, death, permanent disability, retirement or termination of service after age 65, a participant's account is considered fully vested.

     The Plan permits the Employee Benefits Committee to postpone distributions of a member's account in instances where a member's termination of services arises out of a change in ownership of stock or all or part of the assets of a member's employing unit and such member is reemployed by the acquiring entity if such termination is not deemed a "separation from service" within the meaning of the applicable income tax rulings or regulations. In such instances the Employee Benefits Committee may postpone the distribution until such distribution may be accomplished without adverse income tax consequences to the member or to the Plan or may allow a transfer to another qualified plan or allow a permissible tax-free rollover.

                                                                     (Continued)

              CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1993, 1992 AND 1991


(2)  Description of Plan (Continued)
     -------------------

     Under the Plan, members are allowed to obtain loans equal to the lesser of the amount of such member's account attributable to taxable and tax deferred contributions or the maximum amount allowable under Federal tax regulations with $1,000 being the minimum. The loans bear interest at a rate determined by the Employee Benefits Committee.

     The value of a participant's account is determined based upon share value for Fund A and unit values for Funds B and C. Upon permanent disability or retirement, the amount credited to a participant's account is distributed to him or his beneficiary, either in a lump sum or in installments over a period not exceeding ten years. Upon termination of employment for reasons other than permanent disability or retirement, the amount credited to the participant's account is distributed in a lump sum. While employed, a participant may, in 10% increments or a lump sum, withdraw from the Plan the amount credited to his account which is attributable to his taxable contributions. Upon a withdrawn participant's termination, the vested amount credited to his account attributable to employer contributions is distributed to him. If a participant terminates prior to vesting with respect to employer contributions, forfeited funds are used to reduce the contribution of Capital Cities/ABC. Distributions of Fund A are paid either in shares of Capital Cities/ABC common stock or cash. Distributions for Funds B and C are paid in cash.

     As of December 31, 1993 there were 9,803 participants in Fund A, 4,792 participants in Fund B and 7,041 participants in Fund C.

     As of December 31, 1993 there were 6,772,307 total units in Fund B and 25,862,811 total units in Fund C with unit values of $7.20 and $4.49, respectively.



                                                                     (Continued)

              CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1993, 1992 AND 1991


(3)  Changes in Investment in Equity Securities
     ------------------------------------------

     Changes in investment in equity securities, at cost, for the years ended December 31, 1993 and 1992 were as follows:


                                                 Shares        Cost
                                               ----------  -------------

          Capital Cities/ABC, Inc.
          common stock:

            Balance at December 31, 1991         445,845   $119,827,361
            Purchases                             22,163      9,864,823
            Distributions to terminated and
              withdrawing participants           (11,844)    (3,213,003)
                                               ---------   ------------

            Balance at December 31, 1992         456,164    126,479,181
            Purchases                             16,216      8,428,702
            Distributions to terminated and
              withdrawing participants           (21,643)    (6,046,486)
                                               ---------   ------------

            Balance at December 31, 1993         450,737   $128,861,397
                                               =========   ============

          Other equity securities:

            Balance at December 31, 1991         606,048   $ 23,076,592
            Purchases                            799,550     23,402,711
            Sales                               (429,098)   (15,228,907)
                                               ---------   ------------

            Balance at December 31, 1992         976,500     31,250,396
            Purchases                          1,153,827     32,586,076
            Sales                               (890,702)   (26,785,548)
                                               ---------   ------------

            Balance at December 31, 1993       1,239,625   $ 37,050,924
                                               =========   ============




                                                                     (Continued)

              CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1993, 1992 AND 1991

(4)  Administration of the Plan
     --------------------------

     Under the terms of a trust agreement between Bankers Trust Company (the Trustee) and the Plan, the Trustee manages the Plan assets on behalf of the Plan. Substantially all of the Plan assets are held by the Trustee.

     Costs incurred specifically by the Plan are paid directly from funds of the Plan.

(5)  Termination of the Plan
     -----------------------

     Although Capital Cities/ABC has not expressed any intent to terminate the Plan, it may be terminated at any time by action of its Board of Directors. In the event of termination, the amounts credited to the participants' accounts become fully vested and the Trustee is required to distribute such amounts to participants or continue the trust fund and pay benefits therefrom in accordance with the provisions of the Plan.

(6)  Income Tax Status
     -----------------

     The Internal Revenue Service has advised Capital Cities/ABC on March 24, 1989 that the Plan is qualified under Section 401(a) of the Internal Revenue Code, and therefore, its related trust is exempt from Federal income taxes under the provisions of Section 501(a) of the Code. The Plan has been amended to comply with certain legislative and regulatory changes.

     Participants are not subject to Federal income tax on employer contributions made to their accounts under the Plan, or on the earnings in their accounts, until amounts in their accounts are withdrawn or distributed.

                            SUPPLEMENTAL SCHEDULES

                                                                      Schedule 1

              CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                                  INVESTMENTS

                               DECEMBER 31, 1993



                                         NUMBER                  MARKET
DESCRIPTION                            OF SHARES     COST         VALUE
- -----------                            ---------  -----------  -----------

Equity Securities:
- -----------------

Abbott Labs Com                           26,000 $    724,558 $    770,250
Albertsons Inc Com                        15,000      408,315      401,250
Amerada Hess Corp Com                     13,600      726,919      613,700
American Intl Group Inc Com                7,500      417,209      658,125
Ann Taylor Stores Corp                    12,500      291,500      309,375
Armstrong World Inds Inc Com               7,500      240,407      399,375
Attwoods Plc Adr                          30,000      344,394      300,000
Baker Hughes Inc Com                      10,500      248,139      210,000
Banc One Corp Com                         13,725      514,561      536,991
Bard C R Inc Com                          13,000      326,891      328,250
Capital Cities/ABC Inc Com               450,737  128,861,397  279,231,572
Capital Holdings Corp Del Com             25,000      631,930      928,125
Carter Wallace Inc Com                    22,500      713,510      480,938
Chesapeake Corp                           13,500      307,383      344,250
Chicago & North Westn Holdings Corp       15,000      297,798      375,000
Chubb Corp Com                             7,500      482,333      584,063
Colgate Palmolive Co Com                  11,000      560,594      686,125
Coltec Inds Inc                           26,000      411,060      487,500
Columbia Healthcare Corp Com              14,000      390,880      463,750
Cooper Inds Inc Com                        7,500      370,380      369,375
Donnelley RR & Sons Co Com                18,500      531,560      575,813
Eastman Kodak Co Com                       7,500      307,950      421,875
Equitable Cos Inc Com                     33,200      681,131      896,400
Fruit of the Loom Cl A                    19,000      476,457      458,375
Fuller H B Co Com                          7,000      264,000      252,000
General Electric Co Com                    8,000      566,475      839,000
General Re Corp Com                        7,000      620,318      749,000
Glaxo Holdings Plc Sponsored Adr          43,500      985,137      908,063
Hewlett Packard Co Com                    12,000      783,761      948,000
Illinois Centl Corp Com Ser A             16,500      456,973      591,938
Intel Corp Com                            12,000      621,638      744,000
Johnson & Johnson Com                      9,600      415,899      430,800
Kimberly Clark Corp Com                    9,000      417,870      466,875
Limited Inc Com                           32,000      770,698      544,000
Longview Fibre Co (Washington) Com        25,500      444,101      576,938
LTV Corp New Com                          18,700      270,196      301,538
Manor Care Inc Com                        23,000      464,669      560,625
Mapco Inc Com                              7,600      421,634      464,550
MBNA Corp Com                             13,000      327,964      433,875
McDonalds Corp Com                        13,000      434,788      741,000
MCI Communications Corp Com               12,800      333,720      361,600
Mead Corp Com                             14,000      524,811      630,000
Millipore Corp Com                        13,000      375,399      520,000
Minnesota Mng & Mfg Co Com                 2,000      183,906      217,500
Nationsbank Corp Com                       6,400      294,784      313,600

                                                                      Schedule 1
                                                                     (Continued)

              CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                                  INVESTMENTS

                               DECEMBER 31, 1993

                                                NUMBER                   MARKET
DESCRIPTION                                   OF SHARES     COST          VALUE
- -----------                                   ---------  ------------  ------------
Equity Securities: (Continued)
- ------------------

Noble Affiliates Inc Com                         16,000       427,554       424,000
NWNL Cos Inc                                     16,000       312,634       512,000
Omnicom Group Com                                15,000       639,675       693,750
Oryx Energy Co Com                               27,500       526,315       474,375
Owens Corning Fiberglass Corp Com New            16,000       647,343       710,000
Owens Ill Inc Com New                            55,000       607,477       680,625
Pall Corp Com                                    17,800       315,570       327,075
Pfizer Inc Com                                   14,400       925,162       993,600
Price/Costco Inc Com                             22,100       381,295       425,425
Primerica Corp Del                               17,500       414,552       680,312
Procter & Gamble Co Com                          10,100       487,433       575,700
Provident Life & Acc Ins Co Cl B                 17,500       330,804       540,312
Safeco Corp Com                                  14,500       500,065       797,500
Schering Plough Corp Com                         12,000       703,533       822,000
Schlumberger Ltd Com                              8,000       530,197       473,000
Scott Paper Co Com                               14,100       506,654       579,863
Scripp E W Co Cl A                               21,000       567,265       577,500
Stratus Computer Inc Com                         14,500       452,461       454,937
Tandy Corp Com                                   21,000       642,784     1,039,500
Texas Instrs Inc Com                              6,800       407,818       431,800
Tidewater Inc Com                                14,100       303,150       282,000
Topps Inc Com                                    14,000       112,500        98,000
Torchmark Corp Com                               10,000       430,715       450,000
Toys R Us Inc Com                                12,000       439,198       490,500
Union Tex Pete Hldgs Inc Com                     22,500       416,038       458,438
Unocal Corp Com                                  27,900       747,918       777,713
V F Corp Com                                     14,500       680,823       668,812
Washington Mut Svgs Bk Seattle Com               30,000       623,620       723,750
Wells Fargo & Co Com                             11,500       919,495     1,487,812
Weyerhaeuser Co Com                              15,000       643,211       669,375
Whitman Corp Com                                  9,000       113,949       146,250
WMX Technologies Inc Com                         27,200       909,116       717,400
                                              ---------  ------------  ------------

      TOTAL EQUITY SECURITIES                 1,690,362   165,912,321   321,608,703

Other Investments:
- -----------------

Bankers Trust Pyramid Directed
  Account Cash Fund                                         3,797,926     3,797,926
Funds on Deposit with Insurance Companies:
(at carrying value)
  Group Annuity Contracts with:
   AETNA Life Insurance                                    74,742,927    74,742,927
   Metropolitan Life Insurance                             38,886,458    38,886,458
                                                         ------------  ------------

     TOTAL OTHER INVESTMENTS                              117,427,311   117,427,311
                                                         ------------  ------------

     TOTAL INVESTMENTS                                   $283,339,632  $439,036,014
                                                         ============  ============



                                                                      Schedule 2

              CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                  COMBINING STATEMENTS OF FINANCIAL CONDITION

                               DECEMBER 31, 1993

                                                                   Fund A -
                                                               Capital Cities/    Fund B -      Fund C -
                                                                  ABC, Inc.     Diversified      Fixed
                                                                 Common Stock     Equity       Interest
ASSETS                                              Total Funds      Fund          Fund          Fund
- ------                                             ------------  ------------   -----------  ------------
Investments, at market

Equity Securities:
Capital Cities/ABC, Inc.
  common stock                                     $279,231,572  $279,231,572   $         - $           -
Other                                                42,377,131             -    42,377,131             -
                                                   ------------  ------------   -----------  ------------

     Total equity securities                        321,608,703   279,231,572    42,377,131             -
                                                   ------------  ------------   -----------  ------------

Other investments:
Bankers Trust Pyramid Directed
  Account Cash Fund                                   3,797,926        53,311     3,720,113        24,502
Funds on deposit with
  insurance companies                               113,629,385             -             -   113,629,385
                                                   ------------  ------------   -----------  ------------
     Total other investments                        117,427,311        53,311     3,720,113   113,653,887
                                                   ------------  ------------   -----------  ------------
     Total investments                              439,036,014   279,284,883    46,097,244   113,653,887

Participant loans                                     9,093,543     5,649,738       867,763     2,576,042
Interest and dividends
  receivable                                            305,971        26,968        74,649       204,354
Due from Capital Cities/
  ABC, Inc.                                           2,260,057    (1,777,944)    2,382,983     1,655,018
                                                   ------------  ------------   -----------  ------------

     TOTAL ASSETS                                  $450,695,585  $283,183,645   $49,422,639  $118,089,301
                                                   ============  ============   ===========  ============

LIABILITIES AND PLAN EQUITY

Due to terminated and withdrawing
  participants                                     $  4,983,927  $  2,791,315   $   203,788  $  1,988,824
Payables for purchases of
  investments                                           458,865             -       458,865             -
Plan equity                                         445,252,793   280,392,330    48,759,986   116,100,477
                                                   ------------  ------------   -----------  ------------

     TOTAL LIABILITIES
     AND PLAN EQUITY                               $450,695,585  $283,183,645   $49,422,639  $118,089,301
                                                   ============  ============   ===========  ============

                                                                      Schedule 2

              CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

                  COMBINING STATEMENT OF FINANCIAL CONDITION

                               DECEMBER 31, 1992

                                                                     Fund A -
                                                                 Capital Cities/  Fund B -      Fund C -
                                                                    ABC, Inc.    Diversified     Fixed
                                                                  Common Stock     Equity      Interest
ASSETS                                               Total Funds       Fund         Fund          Fund
- ------                                              ------------  ------------  -----------  ------------

Investments, at market

Equity Securities:
Capital Cities/ABC, Inc.
  common stock                                      $231,617,271  $231,617,271  $         -  $          -
Other                                                 36,522,393             -   36,522,393             -
                                                    ------------  ------------  -----------  ------------

     Total equity securities                         268,139,664   231,617,271   36,522,393             -
                                                    ------------  ------------  -----------  ------------

Other investments:
Bankers Trust Pyramid Directed
  Account Cash Fund                                    2,269,018     1,024,288    1,244,730             -
Funds on deposit with
  insurance companies                                 97,525,355             -            -    97,525,355
                                                    ------------  ------------  -----------  ------------
     Total other investments                          99,794,373     1,024,288    1,244,730    97,525,355
                                                    ------------  ------------  -----------  ------------
     Total investments                               367,934,037   232,641,559   37,767,123    97,525,355

Participant loans                                      8,354,906     5,175,427      793,900     2,385,579
Receivables from sales of
  investments                                            152,162             -      152,162             -
Interest and dividends
  receivable                                             739,207        24,288       75,557       639,362
Due from Capital Cities/
  ABC, Inc.                                            2,794,763       720,646    1,262,095       812,022
                                                    ------------  ------------  -----------  ------------

     TOTAL ASSETS                                   $379,975,075  $238,561,920  $40,050,837  $101,362,318
                                                    ============  ============  ===========  ============

LIABILITIES AND PLAN EQUITY

Due to terminated and withdrawing
  participants                                      $  5,652,052  $  3,191,343  $   519,029  $  1,941,680
Plan equity                                          374,323,023   235,370,577   39,531,808    99,420,638
                                                    ------------  ------------  -----------  ------------

     TOTAL LIABILITIES
     AND PLAN EQUITY                                $379,975,075  $238,561,920  $40,050,837  $101,362,318
                                                    ============  ============  ===========  ============

                                                                      Schedule 3

              CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

           COMBINING STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY

                               DECEMBER 31, 1993

                                                             Fund A -
                                                        Capital Cities/    Fund B -     Fund C -
                                                            ABC, Inc.    Diversified     Fixed
                                                          Common Stock     Equity      Interest
                                            Total Funds       Fund          Fund          Fund
                                            ------------  ------------   -----------  ------------

Investment income:
  Dividends                                 $    878,479  $     91,462   $   787,017  $          -
  Interest                                     7,804,018        36,088        99,296     7,668,634
                                            ------------  ------------   -----------  ------------
    Total investment income                    8,682,497       127,550       886,313     7,668,634
                                            ------------  ------------   -----------  ------------

Appreciation of Capital
  Cities/ABC, Inc. common
  stock distributed to
  terminated and withdrawing
  participants                                 5,331,485     5,331,485             -             -

Net gain on sales of
  investments                                  9,486,275             -     2,988,256     6,498,019

Net increase in unrealized
  appreciation of plan assets
  held at year end                            45,286,295    45,232,085        54,210             -
                                            ------------  ------------   -----------  ------------
                                              68,786,552    50,691,120     3,928,779    14,166,653
                                            ------------  ------------   -----------  ------------
Contributions:
  Participants                                25,143,822     5,716,341     7,541,631    11,885,850
  Employer                                    11,198,503    11,198,503             -             -
                                            ------------  ------------   -----------  ------------
    Total contributions                       36,342,325    16,914,844     7,541,631    11,885,850
                                            ------------  ------------   -----------  ------------

Interest on participant loans                    565,127       363,265        56,512       145,350
Participant transfers                                  -    (3,651,421)    1,588,091     2,063,330
                                            ------------  ------------   -----------  ------------
   Total                                     105,694,004    64,317,808    13,115,013    28,261,183
                                            ------------  ------------   -----------  ------------

Distributions to terminated
  and withdrawing participants:
   Capital Cities/ABC, Inc.
    common stock, at market
    value                                     11,176,531    11,176,531             -             -
   Cash                                       23,355,061     8,119,524     3,654,193    11,581,344
                                            ------------  ------------   -----------  ------------
    Total distributions                       34,531,592    19,296,055     3,654,193    11,581,344
                                            ------------  ------------   -----------  ------------

Administrative expenses                          232,642             -       232,642             -
                                            ------------  ------------   -----------  ------------

    Change in plan equity                     70,929,770    45,021,753     9,228,178    16,679,839
                                            ------------  ------------   -----------  ------------

Plan equity:
  Beginning of year                          374,323,023   235,370,577    39,531,808    99,420,638
                                            ------------  ------------   -----------  ------------

  End of year                               $445,252,793  $280,392,330   $48,759,986  $116,100,477
                                            ============  ============   ===========  ============

                                                                      Schedule 3

              CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

           COMBINING STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY

                               DECEMBER 31, 1992

                                                            Fund A -
                                                        Capital Cities/     Fund B -   Fund C -
                                                            ABC, Inc.    Diversified    Fixed
                                                          Common Stock     Equity      Interest
                                             Total Funds      Fund          Fund          Fund
                                            ------------  ------------   -----------  -----------
Investment income:
  Dividends                                 $    841,884  $     90,366   $   751,518  $         -
  Interest                                     7,366,769        33,760        25,797    7,307,212
                                            ------------  ------------   -----------  -----------
    Total investment income                    8,208,653       124,126       777,315    7,307,212
                                            ------------  ------------   -----------  -----------

Appreciation of Capital
  Cities/ABC, Inc. common
  stock distributed to
  terminated and withdrawing
  participants                                 1,858,251     1,858,251             -            -

Net gain on sales of
  investments                                  1,470,457             -     1,470,457            -

Net increase in unrealized
  appreciation of plan
  assets held at year end                     33,943,579    31,691,637     2,251,942            -
                                            ------------  ------------   -----------  -----------
                                              45,480,940    33,674,014     4,499,714    7,307,212
                                            ------------  ------------   -----------  -----------
Contributions:
  Participants                                27,327,695     8,038,693     6,931,665   12,357,337
  Employer                                    13,220,562    13,220,562             -            -
                                            ------------  ------------   -----------  -----------
    Total contributions                       40,548,257    21,259,255     6 931,665   12,357 337
                                            ------------  ------------   -----------  -----------

Interest on participant loans                    550,590       300,040        67,716      182,834
Participant transfers                                  -    (2,708,037)    1,740,186      967,851
Cash transfered from other plan                3,877,175       116,853       426,428    3,333,894
                                            ------------  ------------   -----------  -----------
    Total                                     90,456,962    52,642,125    13,665,709   24,149,128
                                            ------------  ------------   -----------  -----------

Distributions to terminated
  and withdrawing participants:
   Capital Cities/ABC, Inc.
    common stock, at market
    value                                      3,220,570     3,220,570             -            -
   Cash                                       22,905,738    10,505,985     3,091,097    9,308,656
                                            ------------  ------------   -----------  -----------
    Total distributions                       26,126,308    13,726,555     3,091,097    9,308,656
                                            ------------  ------------   -----------  -----------

Administrative expenses                          176,607             -       176,607            -
                                            ------------  ------------   -----------  -----------

    Change in plan equity                     64,154,047    38,915,570    10,398,005   14,840,472
                                            ------------  ------------   -----------  -----------

Plan equity:
  Beginning of year                          310,168,976   196,455,007    29,133,803   84,580,166
                                            ------------  ------------   -----------  -----------

  End of year                               $374,323,023  $235,370,577   $39,531,808  $99,420,638
                                            ============  ============   ===========  ===========

                                                                      Schedule 3

              CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

           COMBINING STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY

                              DECEMBER 31, 1991

                                                                Fund A -
                                                            Capital Cities/        Fund B -    Fund C -
                                                                ABC, Inc.       Diversified      Fixed
                                                              Common Stock        Equity       Interest
                                             Total Funds          Fund             Fund          Fund
                                            ------------    --------------      -----------   -----------

Investment income:
  Dividends                                 $    774,819      $     88,809      $   686,010   $         -
  Interest                                     7,530,128            62,345          102,326     7,365,457
                                            ------------      ------------      -----------   -----------
    Total investment income                    8,304,947           151,154          788,336     7,365,457
                                            ------------      ------------      -----------   -----------

Appreciation of Capital
  Cities/ABC, Inc. common
  stock distributed to
  terminated and withdrawing
  participants                                 2,471,355         2,471,355                -             -

Net gain on sales of
  investments                                  2,377,834                 -        2,377,834             -

Net (decrease) increase in
  unrealized appreciation of plan
  assets held at year end                    (10,946,233)      (13,503,607)       2,557,374             -
                                            ------------      ------------      -----------   -----------
                                               2,207,903       (10,881,098)       5,723,544     7,365,457
                                            ------------      ------------      -----------   -----------
Contributions:
  Participants                                27,781,216        11,085,552        4,834,966    11,860,698
  Employer                                     9,674,343         9,674,343                -             -
                                            ------------      ------------      -----------   -----------
    Total contributions                       37,455,559        20,759,895        4,834,966    11,860,698
                                            ------------      ------------      -----------   -----------

Interest on participant loans                    482,260           433,850           11,775        36,635
Participant transfers                                  -        (1,220,137)        (325,162)    1,545,299
                                            ------------      ------------      -----------   -----------
    Total                                     40,145,722         9,092,510       10,245,123    20,808,089
                                            ------------      ------------      -----------   -----------

Distributions to terminated
  and withdrawing participants:
   Capital Cities/ABC, Inc.
    common stock, at market
    value                                      6,160,715         6,160,715                -             -
   Cash                                       19,039,010         7,935,993        2,584,310     8,518,707
                                            ------------      ------------      -----------   -----------
    Total distributions                       25,199,725        14,096,708        2,584,310     8,518,707
                                            ------------      ------------      -----------   -----------

Administrative expenses                          139,379                 -          139,379             -
                                            ------------      ------------      -----------   -----------

    Change in plan equity                     14,806,618        (5,004,198)       7,521,434    12,289,382
                                            ------------      ------------      -----------   -----------

Plan equity:
  Beginning of year                          295,362,358       201,459,205       21,612,369    72,290,784
                                            ------------      ------------      -----------   -----------

  End of year                               $310,168,976      $196,455,007      $29,133,803   $84,580,166
                                            ============      ============      ===========   ===========

              CAPITAL CITIES/ABC, INC. SAVINGS & INVESTMENT PLAN

    SINGLE TRANSACTIONS IN EXCESS OF 5% OF THE CURRENT VALUE OF PLAN ASSETS

                         YEAR ENDED DECEMBER 31, 1993




                                            Cost of                   Cost of
                                           Investment   Proceeds    Investment   Gain/
Shares         Description of Investment   Purchased    from Sale    Disposed    (Loss)
- ------------  ---------------------------  ----------  -----------  -----------  ------
74,742,927    AETNA Life Group Annuity     $        -  $74,742,927  $74,742,927  $    -
              Contract (9.75%)

74,742,927    AETNA Life Group Annuity     74,742,927            -            -       -
              Contract (2.91%)

                           CONSENT OF ERNST & YOUNG



We consent to the incorporation by reference in the Registration Statement (Form S-8 No 33-2196) pertaining to the Capital Cities/ABC, Inc. Savings & Investment Plan and in the related Prospectus of our report dated March 14, 1994, with respect to the financial statements and schedules of the Capital Cities/ABC, Inc. Savings & Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                                                ERNST & YOUNG



New York, New York
March 14, 1994